UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

Nebraska Book Company, Inc.
(Exact name of registrant as specified in its charter)

Kansas	333-48221	47-0549819
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 South 19th Street Lincoln, NE	68501-0529
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 421-7300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 17, 2010, Nebraska Book Company, Inc. (the “Company”) issued a press release announcing that it had completed its offer to exchange up to $200.0 million aggregate principal amount of its 10% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933, as amended (the “New Notes”), for any and all of its outstanding unregistered $200.0 million aggregate principal amount of its 10% Senior Secured Notes due 2011 (the “Old Notes”). As announced, 100% of the Old Notes were validly tendered and accepted for exchange for the New Notes by the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release, dated as of March 17, 2010, of Nebraska Book Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEBRASKA BOOK COMPANY, INC.

Date: March 17, 2010	/s/ Alan G. Siemek
Alan G. Siemek Chief Financial Officer, Senior Vice President of Finance and Administration, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated as of March 17, 2010, of Nebraska Book Company, Inc.